UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2004

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On December 15, 2004, Labor Ready, Inc. (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Joseph P. Sambataro, Jr. whereby Mr. Sambataro will continue to serve as the Chief Executive Officer of the Company.  The Employment Agreement is effective as of January 1, 2005, and continues through December 31, 2007, unless terminated earlier or extended in accordance with the terms of the Employment Agreement.

The Employment Agreement provides for the payment to Mr. Sambataro of an annual base salary of $535,000.00.  Mr. Sambataro is also entitled to receive the following benefits:  bonuses and equity awards at the sole discretion of the Board of Directors commensurate with Mr. Sambataro’s performance and the overall performance of the Company.  The Employment Agreement also provides that all unvested options, unvested restricted stock shares, and any and all other unvested executive incentive awards will vest on the selection of a new Chief Executive Officer.  The Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

The foregoing summary is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached as Exhibit 10.63 to this report and which is incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2004, the Board of Directors of the Company appointed Derrek Gafford as the Company’s Principal Accounting Officer.  Mr. Gafford, 34, has been the Company’s Vice President of Finance and Accounting since September 2004.  Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer.  Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertson’s, Inc. from 1995 to 2001.  Previous to that, he worked for Deloitte & Touche LLP.  No employment agreement exists between the Company and Mr. Gafford and there are no arrangements or understandings between Mr. Gafford and any other persons pursuant to which Mr. Gafford was selected as the Principal Accounting Officer.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Gafford was or is to be a party, in which Mr. Gafford, or any member of his immediate family, has a direct or indirect material interest.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

10.63.                  Executive Employment Agreement between Labor Ready, Inc. and Joseph P. Sambataro, Jr. dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: December 20, 2004	By:	/s/ Steven C. Cooper.

Steven C. Cooper
Chief Financial Officer